   As filed with the Securities and Exchange Commission on November 22, 1995
                                                                Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    Form S-3
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                             ______________________

                       SPELLING ENTERTAINMENT GROUP INC.
               (Exact name of issuer as specified in its charter)

             DELAWARE                                        59-0862100
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                            5700 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA  90036
                                 (213) 965-5700
         (Address, including zip code, and telephone number, including area code, of the Registrant's principal executive offices)

                               SALLY SUCHIL, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SPELLING ENTERTAINMENT GROUP INC.
                            5700 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA  90036
                                 (213) 965-5700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                    Copy to:

                             HILLEL T. COHN, ESQ.
                                GRAHAM & JAMES
                     801 SOUTH FIGUEROA STREET, 14TH FLOOR
                         LOS ANGELES, CALIFORNIA 90017
                                (213) 624-2500

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                     Proposed          Proposed maximum       Amount of
 Title of Securities to be      Amount to be     maximum offering     aggregate offering     registration
         registered              registered      price per share(1)         price(1)            fee(1)
Common Stock, $0.001
par value per share           825,400 shares          $13.375              $11,039,725           $3,807
=========================================================================================================

(1) Calculated in accordance with Rule 457(c) on the basis of the average of the high and low sales prices of the Company's Common Stock as reported on the New York Stock Exchange composite tape on November 21, 1995.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS
----------
                                 825,400 SHARES

                       SPELLING ENTERTAINMENT GROUP INC.

                                  COMMON STOCK
                              ___________________

     This Prospectus relates to 825,400 shares of the Common Stock, $0.001 par value per share (the "Common Stock"), of Spelling Entertainment Group Inc., a Delaware corporation (the "Company" or the "Registrant"), which may be sold from time to time by some or all of the selling stockholders named herein (the "Selling Stockholders"). The Common Stock which is the subject of this Prospectus may be acquired by the Selling Stockholders pursuant to their exercise of certain warrants (the "Warrants") which were issued by the Company in connection with its acquisition of Republic Entertainment Inc. (formerly Republic Pictures Corporation, hereinafter "Republic"). See "Selling Stockholders" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of Common Stock pursuant to this Prospectus. The Company will receive the amounts payable in connection with the exercise of the Warrants. See "Use of Proceeds." All expenses incurred in connection with this offering are being borne by the Company.

     The Company has been advised by the Selling Stockholders that they intend to sell all of the shares offered hereby from time to time on the New York Stock Exchange or the Pacific Stock Exchange and that such sales, which may involve block transactions, will be made at prices prevailing at the time of such sales. The Selling Stockholders may also make private sales directly or through a broker or dealer. The Selling Stockholders and the broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act. See "Plan of Distribution."

     The Company's Common Stock is listed on the New York Stock Exchange and on the Pacific Stock Exchange under the symbol "SP." On November 21, 1995, the closing price for the Company's Common Stock, as reported on the New York Stock Exchange Composite Tape, was $13-1/4.

                              ___________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ___________________

          No person is authorized to give any information or to make any representations, other than as contained in this Prospectus, in connection with the offering described herein. This Prospectus does not constitute an offer to sell securities in any state to any person to whom such offer would be unlawful.
                              ___________________

               THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Room 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 801 Pine Street, San Francisco, California 94194; and reports, proxy and information statements and other information concerning the Company can be inspected at such exchanges.

     This Prospectus constitutes a part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995;

     5. The Company's definitive Proxy Statement, dated April 14, 1995, with respect to its 1995 Annual Meeting of Shareholders held on May 23, 1995; and

     6. The description of the Company's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A pursuant to
          Section 12 of the Exchange Act, dated April 17, 1972, and any amendments or reports thereto filed with the Commission for the purpose of updating such description.

     All documents and any amendments thereto subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents and/or amendments thereto. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will cause to be furnished without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents described above, other than exhibits to such documents. Requests should be addressed to: Spelling Entertainment Group Inc., Attention: Sally Suchil, Esq., 5700 Wilshire Boulevard, Los Angeles, California 90036 (telephone: (213) 965-5700).


                                  THE COMPANY

     Spelling Entertainment Group Inc. (the "Company" or the "Registrant") is a fully-integrated producer and distributor of television series, mini-series, movies-for-television, interactive video games and feature films (collectively referred to hereinafter as "entertainment product"). The Company has an extensive library of entertainment product, which it distributes worldwide. The Company also licenses and otherwise exploits ancillary rights in this product, such as music and merchandising rights. The Company's principal operating subsidiaries include: Spelling Television Inc.; Big Ticket Television Inc.; Spelling Films International Inc.; Virgin Interactive Entertainment Limited; Republic; Worldvision Enterprises, Inc.; and Hamilton Projects, Inc.

     The Company was incorporated in Delaware on April 6, 1995. The business of the Company was previously conducted by Spelling Entertainment Group Inc., a Florida corporation (the "Florida Corporation"). On May 26, 1995, the Florida Corporation merged into the Company. Such merger did not involve any change in the business, properties or management of the Company.

     As used herein, the terms "Company" and "Registrant" refer to Spelling Entertainment Group Inc. and its subsidiaries, unless the context otherwise requires. The principal executive offices of the Company are located at 5700 Wilshire Boulevard, Los Angeles, California 90036 (telephone: (213) 965-5700).

                                USE OF PROCEEDS

          All of the shares offered hereby will be sold by the Selling Stockholders identified below, for their own respective accounts, who will receive and retain all of the proceeds from the sale thereof. The Company will not receive any of the net proceeds from the sale of the shares offered hereby. However, upon the exercise of the Warrants from time to time by the Selling Stockholders, the Company will receive all amounts payable in connection with the exercise price of the Warrants, and will retain such proceeds for use as additional working capital and other general corporate purposes. See "Selling Stockholders."

                              RECENT DEVELOPMENTS

     Possible Change in Control.  Viacom Inc. ("Viacom") announced on August 10,
     --------------------------
1995 that it intends to sell all of the Company's Common Stock which it presently owns. Viacom currently owns approximately 76% of the issued and outstanding shares of the Company's Common Stock. As a result of any such sale, there may be a change in control of the Company. At this time, it is not possible to predict how any such change in control might affect the management and operations of the Company. There can be no assurance that in any transaction, the acquiror would acquire shares of the Company's Common Stock other than those owned by Viacom.

     Proposed Sale of Virgin.  On August 10, 1995, Viacom also announced its
     -----------------------
intention to acquire from the Company all of its equity interest in Virgin Interactive Entertainment Limited ("VIE"). The Company presently owns approximately 90% of VIE's issued and outstanding stock and has a put/call option to acquire the remaining 10%. The Company acquired its interest in VIE on July 30, 1994. VIE develops and publishes video game and entertainment software. The Company has appointed a Special Committee of its Board of Directors to negotiate the proposed sale of VIE to Viacom. No agreement has been reached with Viacom and there is no assurance that any agreement will be reached to sell VIE to Viacom.

     Environmental Litigation.  A subsidiary of the Company has been named as a
     ------------------------
defendant in a number of personal injury and property damage actions arising from the alleged improper disposal in 1971 of waste material, which was later determined to contain dioxin, at a number of sites in Missouri. These actions were brought by approximately 2,450 individual plaintiffs, the United States, the State of Missouri and certain co-defendants. U.S. v. Bliss, et al., U.S.
                                                  ---------------------
District Court for the Eastern District of Missouri, filed January 20, 1984.
The Company and two other subsidiaries were joined as defendants in many of these actions. The Company and its subsidiaries have resolved the claims of all of the individual plaintiffs, the United States and the State of Missouri. On November 14, 1995, the U.S. Court of Appeals for the District of Columbia affirmed a decision by the U.S. District Court for the District of Columbia ruling that the insurers of the Company and its subsidiaries are not obligated to provide coverage for the Missouri dioxin related claims. The Company does not believe that this decision will have a material, adverse affect on its financial condition or results of operations. This belief is based upon, in addition to the Company's allowances established for losses on disposal of former operations and a corporate indemnity from a former controlling shareholder, the fact that the claims of all of the individual plaintiffs have been resolved, principally through settlements funded by the insurance companies, and the only unsatisfied government claim has been settled and is collectable only through potential insurance proceeds. Nonetheless, the appellate decision means that the Company will not have insurance coverage for additional claims pursued against the Company with respect to the dioxin related matters.


                              SELLING STOCKHOLDERS

     On April 26, 1994, a wholly-owned subsidiary of the Company merged (the "Merger") with and into Republic. As a result of the Merger, Republic became a wholly-owned subsidiary of the Company. Republic is engaged in the acquisition of made-for-video films and the distribution of such product and its extensive library of feature films, television movies, mini-series and specials.

     In connection with the Merger, each share of the common stock of Republic ("Republic Common Stock") outstanding immediately prior to the effective time of the Merger (the "Effective Time") was converted into the right to receive $13.00, without interest. Options and warrants to acquire Republic Common Stock outstanding immediately prior to the Effective Time were converted into the right to receive, upon payment of the exercise price (as adjusted as set forth below), 1.6508 shares of the Company's Common Stock for each share of Republic Common Stock into which each such option or warrant was exercisable immediately prior to the Effective Time. The exercise price of such options and warrants was adjusted by multiplying such exercise price by 0.6058.

     Prior to the Merger, The Paragon Group, A California Limited Partnership ("Paragon") held a warrant to purchase 500,000 shares of Republic Common Stock. As a result of the Merger, such warrant was converted into the Warrants, thereby giving to Paragon the right to purchase 825,400 shares of the Company's Common Stock. The Warrants were later assigned by Paragon to the Selling Stockholders pursuant to that certain Assignment, dated September 7, 1994, from Paragon to the Selling Stockholders (the "Assignment").

     The Warrants entitle the Selling Stockholders to purchase shares of the Company's Common Stock at an exercise price of $7.5725 per share. The Warrants are currently exercisable and will remain exercisable until February 11, 1998. The exercise price of the Warrants and the number of shares covered thereby adjust proportionately in the event that the number of outstanding shares of the Company's Common Stock is changed as a consequence of any stock dividend, stock split or combination of shares. Any proceeds from the exercise of the Warrants will be added to the Company's working capital. See "Use of Proceeds."

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock of each Selling Stockholder and as adjusted to give effect to the sale of the shares offered hereby.

                                  Number of                          Number of
                                   Shares              Number of       Shares
                                Beneficially            Shares      Beneficially
                                Owned Prior             Covered         Owned
  Name and Address                to this               by this      After this
of Selling Stockholder          Offering/1/   Percent  Prospectus    Offering
-------------------------------------------------------------------------------
Bram and Elaine Goldsmith          340,147        *      340,147         0
Family Trust, Bram Goldsmith
as Trustee
c/o City National Bank
400 N. Roxbury Drive
Beverly Hills, CA  90210

Russell Goldsmith                  230,039        *      230,039         0
c/o City National Bank
400 N. Roxbury Drive
Beverly Hills, CA  90210

Center Trust, Jerome D. Mack       113,492        *      113,492         0
as Trustee
Jerome D. Mack
c/o Thomas & Mack
2300 West Sahara
Box 1
Las Vegas, NV  89102

                                  Number of                          Number of
                                   Shares              Number of       Shares
                                Beneficially            Shares      Beneficially
                                Owned Prior             Covered         Owned
  Name and Address                to this               by this      After this
of Selling Stockholder          Offering/1/   Percent  Prospectus    Offering
-------------------------------------------------------------------------------
The Richard and Nancy Bloch        84,934         *       84,934         0
Trust, Richard and Nancy
Bloch as Trustees
Richard and Nancy Bloch
c/o Pinon Farm, Inc.
123 Marcy Street #205
Santa Fe, NM  87501

M.M. Maltz Trust, Chuck            56,788       *               56,788   0
Maltz as Trustee
Chuck Maltz
Wilshire Terrace
10375 Wilshire Blvd., #8G
Los Angeles, CA  90024
===============================================================================

*  Less than one percent (1%).

________________________

/1/ The respective numbers of shares and percentages shown include the shares of the Company's Common Stock that each Selling Stockholder may acquire upon the exercise of all of the Warrants held by such Selling Stockholder.

     None of the Selling Stockholders is a director, officer or employee of the Company and none of the Selling Stockholders has a material business relationship with the Company, except as set forth herein. The Company and Russell Goldsmith were parties to an Executive Agreement, dated as of January 4, 1994, pursuant to which Mr. Goldsmith acted as a Special Advisor to the Chairman and the President of the Company. Mr. Goldsmith was employed in such capacity from April 27, 1994 to October 27, 1995, earning total compensation of $1,500,000.


                              PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Stockholders that, upon their exercise of the Warrants, they intend to sell all of the shares offered hereby from time to time on the New York Stock Exchange or the Pacific Stock Exchange, and that such sales, which may involve block transactions, will be made at prices prevailing at the time of such sales. The Selling Stockholders may also make private sales of the Warrants or the shares offered hereby to or through brokers or dealers, and such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of such Warrants or shares for whom such brokers or dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker or dealer might be in excess of customary commissions). Sales may also be made through a broker pursuant to a procedure whereby the Selling Stockholder will sell the Warrants to a broker who shall immediately exercise the relevant Warrants and sell the underlying shares. To facilitate these sales, the

Company has agreed to keep the Registration Statement, of which this Prospectus is a part, effective for the earlier of a period not to exceed two years from the date the Registration Statement is declared effective by the Commission or until all shares registered pursuant to the Registration Statement are sold. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

     The Company has informed the Selling Stockholders that the anti-manipulative Rules 10b-2, 10b-6 and 10b-7 of the Exchange Act may apply to their sales in the market and has furnished each Selling Stockholder with a copy of these Rules and has informed them of the need for delivery of copies of this Prospectus.

     There is no assurance that any of the Selling Stockholders will sell any or all of the shares of the Company's Common Stock offered by such Selling Stockholder.

     The Company will pay all expenses incident to the offering and sale of the Common Stock to the public other than commissions and discounts of underwriters, dealers or agents.


                          DESCRIPTION OF COMMON STOCK

     As of the date of this Prospectus, the Company's Certificate of Incorporation authorizes the issuance of 300,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"), issuable in one or more series at any time and from time to time by action of the Company's Board of Directors (the "Board of Directors"), without further stockholder approval. The designation, relative rights, preferences and limitations of each series of the Preferred Stock are determined by the Board of Directors. As of September 30, 1995, 88,641,426 shares of the Company's Common Stock were outstanding and no shares of the Preferred Stock were outstanding.

     Holders of the Common Stock are entitled to receive such dividends, as may from time to time be declared by the Board of Directors. Subject to the provisions of the Company's By-laws, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date, holders of shares of the Common Stock are entitled to one vote per share of the Common Stock held on all matters requiring a vote of the stockholders. Holders of Preferred Stock are entitled to such voting rights, if any, as the Board of Directors may in the future determine. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock, if any, of the full amount to which they shall be entitled, the holders of the Common Stock shall be entitled to share ratably, according to the number of shares held by them, in all remaining assets of the Company available for distribution. Shares of the Common Stock are not redeemable and have no subscription, conversion or preemptive rights.

     Further information as to the Common Stock can be found in the documents incorporated herein by reference.


                                 LEGAL MATTERS

     Graham & James, counsel to the Company, has rendered an opinion to the Company that the Common Stock offered hereby will be duly and validly issued, fully paid and nonassessable.

                                    EXPERTS

     The consolidated financial statements of the Company for the year ended December 31, 1994 incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of the Company for the year ended December 31, 1993 incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The consolidated financial statements of Spelling Entertainment Group Inc. and subsidiaries for the year ended December 31, 1992, incorporated by reference in this Prospectus and Registration Statement and included in Spelling Entertainment Group Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant estimates that expenses in connection with the offering described in the Registration Statement will be as follows:

     Securities and Exchange Commission filing fee...   $ 3,807.00
     New York Stock Exchange listing fee.............    14,750.00
     Pacific Stock Exchange listing fee..............     2,063.50
     Accountants' fees and expenses..................    15,000.00
     Legal fees and expenses.........................     5,000.00
     Miscellaneous...................................     5,000.00
                                                        ----------
          Total......................................   $45,620.50
                                                        ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees and disbursements) and any liability or loss that they may incur in such capacities. The Registrant's Certificate of Incorporation (the "Certificate") provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. Persons who are not directors or officers of the Registrant may be similarly indemnified in respect of service to the Registrant, or to any other entity at the request of the Registrant, to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits provided by the Certificate.

     The Certificate permits indemnification whether the basis of a proceeding is an alleged action in an official capacity or in any other capacity while serving as an officer or director. The Certificate is limited, however, by reference to the Delaware Corporation Law, which specifically limits indemnification in the case of derivative suits (suits brought in the name and on behalf of the Registrant) to the payment of expenses if the person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Registrant. If a person is adjudged liable to the Registrant in a derivative suit (but not in other suits), no indemnification payments may be made unless a court determines otherwise.

     The Certificate provides that expenses are to be advanced prior to the final disposition of a proceeding upon the receipt by the Registrant of a satisfactory undertaking that the director or officer will repay such advances if he or she is ultimately found not to be entitled to indemnification. The Certificate also provides that the right to indemnification under the Certificate is not an exclusive right; and therefore, the Registrant may provide other indemnification, if appropriate. The right to indemnity and to receive advances continues as to a director or officer after such person has ceased to hold an office with the Registrant.

     The Certificate further permits the Registrant, as provided in the Delaware Corporation Law, to purchase directors' and officers' liability insurance. The Registrant may also establish a trust fund to ensure payments of indemnification claims. The indemnification rights provided by the Certificate are contract rights which may not be eliminated by the Registrant after the fact. The Certificate permits a person entitled to indemnity to bring an action in court to obtain such indemnity and requires that, in any such suit, the court will not be bound by a decision of the Board of Directors, independent counsel or shareholders that such person is not entitled to indemnification.

     Furthermore, the Certificate, in general, eliminates the personal liability of each of the directors of the Registrant (but not a director acting in another capacity, such as an officer or employee) to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty of care. Except as described below, the effect of such provision is to protect directors for all of their business decisions, including those later found by a court to have been negligent or grossly negligent. It does not eliminate or limit, however, the liability of a director for: (i) a breach of such director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith;
(iii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iv) willful or negligent conduct in connection with the payment of illegal dividends, or unlawful stock repurchases or redemptions; or
(v) any transaction from which such director derives an improper personal benefit.

ITEM 16.  EXHIBITS.

Number and Description of Exhibit
---------------------------------
4(a)      Certificate of Incorporation of the Company (incorporated by reference to Appendix B of the Company's definitive Proxy Statement, dated April 14, 1995, with respect to its 1995 Annual Meeting of
          Shareholders held on May 23, 1995)

4(b)      By-laws of the Company (incorporated by reference to Appendix C of the Company's definitive Proxy Statement, dated April 14, 1995, with respect to its 1995 Annual Meeting of Shareholders held on May 23,
          1995)

5         Opinion of Graham & James*

23(a)     Consent of Price Waterhouse LLP*

23(b)     Consent of Arthur Andersen LLP*

23(c)     Consent of Ernst & Young LLP*

23(d)     Consent of Counsel (included in Exhibit 5)*

24(a)     Powers of Attorney (included on the signature page)*

_____________________
*Filed herewith.

ITEM 17.  UNDERTAKINGS.

     The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 20, 1995.

                                      SPELLING ENTERTAINMENT GROUP INC.



                                      By: /s/ Steven R. Berrard
                                          -------------------------------------
                                          Steven R. Berrard
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby constitutes and appoints Steven R. Berrard and Thomas P. Carson, or either of them, as his/her true and lawful attorney(s)-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to the Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURES                         TITLE                      DATE
      ----------                         -----                      ----
                          Chairman of the Board of Directors
-----------------------
     H. Wayne Huizenga



/s/  Aaron Spelling       Vice Chairman of the Board           November 20, 1995
-----------------------   of Directors
     Aaron Spelling



/s/  Steven R. Berrard    President, Chief Executive Officer   November 20, 1995
-----------------------   and Director
     Steven R. Berrard    (Principal Executive Officer)


/s/  Thomas P. Carson     Executive Vice President,            November 20, 1995
-----------------------   Chief Financial
     Thomas P. Carson     Officer and Treasurer
                          (Principal Financial Officer)

      SIGNATURES                         TITLE                      DATE
      ----------                         -----                      ----
/s/  Kathleen Coughlan    Senior Vice President and            November 20, 1995
-----------------------   Corporate Controller
     Kathleen Coughlan    (Principal Accounting Officer)



/s/ Frank J. Biondi, Jr.  Director                             November 20, 1995
-----------------------
    Frank J. Biondi, Jr.



/s/  Philippe P. Dauman   Director                             November 20, 1995
-----------------------
     Philippe P. Dauman



/s/  J. Brian McGrath     Director                             November 20, 1995
-----------------------
     J. Brian McGrath



/s/  John L. Muething     Director                             November 20, 1995
-----------------------
     John L. Muething



/s/  Sumner M. Redstone   Director                             November 20, 1995
-----------------------
     Sumner M. Redstone

                       SPELLING ENTERTAINMENT GROUP INC.

                                 EXHIBIT INDEX



Number and Description of Exhibit
---------------------------------
4(a)     Certificate of Incorporation of the Company (incorporated by reference to Appendix B of the Company's definitive Proxy Statement, dated April
         14, 1995, with respect to its 1995 Annual Meeting of Shareholders held on May 23, 1995)

4(b)     By-laws of the Company (incorporated by reference to Appendix C of the
         Company's definitive Proxy Statement, dated April 14, 1995, with respect to its 1995 Annual Meeting of Shareholders held on May 23,
         1995)

5        Opinion of Graham & James*

23(a)    Consent of Price Waterhouse LLP*

23(b)    Consent of Arthur Andersen LLP*

23(c)    Consent of Ernst & Young LLP*

23(d)    Consent of Counsel (included in Exhibit 5)*

24(a)    Powers of Attorney (included on the signature page)*

_______________________
*Filed herewith.